UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

EAGLE Golf Clubs

As of October 29, 2007, we entered into an asset purchase agreement committing to acquire from American Golf Corporation and certain of its affiliates (collectively “AGC”) 28 golf courses (22 fee simple and six leasehold interests) (the “AGC Properties”) for a purchase price of $301.0 million. AGC currently manages over 160 private, resort and daily fee golf courses in the United States. As part of the transaction, Evergreen Alliance Golf Limited, L.P. (“EAGLE,” formerly known as “EAGL”), which currently operates 15 of our golf courses, will acquire 14 additional golf courses. On October 29, 2007, we provided a deposit of $11.5 million under the asset purchase agreement.

The following table sets forth the names and locations of each of the AGC Properties:

Fee Simple Interests

Mission Hills Country Club	Northbrook, Illinois
Eagle Brook Country Club	Geneva, Illinois
Majestic Oaks Golf Club	Ham Lake, Minnesota
Ruffled Feathers Golf Club	Lemont, Illinois
Tamarack Golf Club	Naperville, Illinois
Continental Golf Course	Scottsdale, Arizona
Desert Lakes Golf Course	Bullhead City, Arizona
Tatum Ranch Golf Club	Cave Creek, Arizona
Kokopelli Golf Course	Gilbert, Arizona
Arrowhead Country Club	Glendale, Arizona
Legend at Arrowhead Golf Resort	Glendale, Arizona
London Bridge Golf Club	Lake Havasu, Arizona
Superstition Springs Golf Club	Mesa, Arizona
Foothills Golf Club	Phoenix, Arizona
Stonecreek Golf Club	Phoenix, Arizona
Painted Desert Golf Club	Las Vegas, Nevada
Ancala Country Club	Scottsdale, Arizona
Tallgrass Country Club	Witchita, Kansas
Deer Creek Golf Club	Overland Park, Kansas
Arrowhead Golf Club	Littleton, Colorado
Hunt Valley Golf Club	Phoenix, Maryland
Meadowbrook Country Club	Tulsa, Oklahoma

Leasehold Interests

David L. Baker Memorial Golf Center	Fountain Valley, California
Forest Park Golf Course	St. Louis, Missouri
Las Vegas Golf Club	Las Vegas, Nevada
Shandin Hills Golf Club	San Bernadino, California
Meadowlark Golf Course	Huntington Beach, California
Micke Grove Golf Course	Lodi, California

Ten of the AGC Properties are private courses: Ancala Country Club, Arrowhead Country Club, Eagle Brook Country Club, Foothills Golf Club, Hunt Valley Golf Club, Meadowbrook Country Club, Mission Hills Country Club, Tallgrass Country Club, Tamarack Golf Club and Tatum Ranch Golf Club. The remainder of the AGC Properties are public golf courses. All of the AGC Properties feature an 18-hole golf course, except for Majestic Oaks Golf Club, London Bridge Golf Club and Forest Park Golf Course, which feature 45, 36, and 27-hole courses, respectively.

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We anticipate leasing our interests in the AGC Properties on a long-term triple-net basis to EAGLE to operate on our behalf. The leases for all properties are expected to have a 20-year initial term, with four 5-year renewal options. All of the leases will be cross-defaulted with our existing EAGLE Golf Club leases.

The transaction is expected to close by year end and is subject to the successful completion of due diligence and other terms and conditions. There can be no assurance that any or all of these conditions will be satisfied or, if satisfied, that the properties will ultimately be acquired.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include our inability to satisfactorily complete closing conditions and diligence, inability to complete the permitting process and failure to negotiate the assignment and/or extensions of certain land permits or leases. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2007	CNL INCOME PROPERTIES, INC.

/s/ Charles A. Muller
Name: Charles A. Muller
Title: Executive Vice President and Chief Operating Officer

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